[GRAPHIC OMITTED]
                              NOBILITY HOMES INC.
P.O. BOX 1659   OCALA, FLORIDA  34478   352-732-5157   www.nobilityhomes.com

                       NOBILITY HOMES ANNOUNCES SALES AND
                       EARNINGS FOR ITS FIRST QUARTER 2005

         Ocala, FL...March 10, 2005 NOBILITY HOMES, INC. (NASDAQ-NMS SYMBOL
NOBH) today announced sales and earnings results for its first quarter ended February 5, 2005. Sales for the first quarter of fiscal 2005 were up 13% to $11,511,134 as compared to $10,198,241 recorded in first quarter of 2004. Income from operations for fiscal year 2005 was up 42% to $1,418,563 versus $1,002,011 in the same period a year ago. Net income after taxes was up 37% to $1,072,780 as compared to $783,881 last year. Diluted earnings per share for the first quarter increased 37% to $0.26 per share compared to $0.19 per share last year.
         Nobility's financial position continued to improve during the first quarter of 2005 and remains very strong with cash and cash equivalents, short and long-term investments of $22,435,780 and no outstanding debt. Working capital is $14,964,690 and our ratio of current assets to current liabilities is 2.7:1. Stockholders' equity increased to $31,670,759 and the book value per share of common stock increased to $7.84. The Company purchased 5,000 shares of its common stock during the first quarter 2005 and is authorized by the Company's Board of Directors to purchase up to 100,000 additional shares of the Company's stock in the open market. The Board of Directors declared an annual cash dividend of $0.20 per common share for fiscal year 2004, an increase of 100% over the $.10 per share declared last fiscal year. The cash dividend was payable January 14, 2005 to stockholders of record as of January 3, 2005.
         Terry Trexler, President stated, "First quarter sales of fiscal 2005, historically our weakest quarter, were adversely impacted by tight retail credit standards, high, although improving unemployment and uncertain economic conditions present in the country. Although Nobility continues to out-perform the industry, in the near term we anticipate continued pressure on both sales and earnings resulting from these factors, plus volatile pricing in lumber, OSB, sheetrock, steel and oil related products and services. Overall, most construction materials have increased or fluctuated widely in price over the past year with little price stability in sight. Management is optimistic for the remainder of fiscal 2005, convinced that our specific geographic market is one of the best long-term growth areas in the country and because of the strong operating leverage inherent in the Company. With an improving economy, declining unemployment claims, and increasing but still low interest rates in 2005, management expects the demand for our homes to improve. Increased demand should also result from building replacement homes due to the hurricanes. The Company is well positioned to capitalize on the demand in the future by controlling the retail distribution, financing, and insuring of our homes and by being financially sound to take advantage of opportunities as they develop."
         Nobility Homes, Inc. has specialized for the past 37 years in the design and production of quality, affordable manufactured homes at its two plants located in central Florida. With nineteen Company owned retail sales centers, a finance company joint venture, and an insurance subsidiary, Nobility is the only vertically integrated manufactured home company headquartered in Florida.

         MANAGEMENT WILL HOLD A CONFERENCE CALL ON THURSDAY, MARCH 10, 2005, AT 4:30 PM EASTERN TIME. TO PARTICIPATE, PLEASE DIAL 800-946-0708. THE CONFIRMA-TION CODE FOR THE CALL IS 974834. YOU MAY ALSO ACCESS THE CALL AT www.nobilityhomes.com OR http://phx.corporate-ir.net/playerlink.zhtml?c=60939&s=wm&e=1032458

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws, including our statement that working capital requirements will be met with internal sources. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchases, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs.

                              NOBILITY HOMES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                           February 5,          November 6,
                                                                                               2005                2004
                                                                                        -----------------    -----------------
                                                                                           (Unaudited)
Assets
Current Assets:
      Cash and cash equivalents                                                           $  11,958,971         $ 14,588,332
      Short-term investments                                                                    815,113              777,042
      Accounts receivable - trade                                                             1,417,403            1,869,449
      Inventories                                                                             8,403,725            6,908,557
      Prepaid expenses and other current assets                                                 806,712              397,179
      Deferred income taxes                                                                     381,173              392,594
                                                                                           ------------          -----------

           Total current assets                                                              23,783,097           24,933,153

Property, plant and equipment, net                                                            3,655,030            3,265,042
Long-term investments                                                                         9,661,696            8,342,382
Other investments                                                                             1,530,591            1,446,012
Other assets                                                                                  2,011,382            1,988,882
                                                                                           ------------          -----------
           Total assets                                                                   $  40,641,796         $ 39,975,471
                                                                                           ============          ===========

Liabilities and stockholders' equity Current liabilities:
      Accounts payable                                                                    $   1,523,455         $  1,494,163
      Accrued compensation                                                                      815,319            1,031,819
      Accrued expenses and other current liabilities                                            866,329              977,848
      Income taxes payable                                                                      492,738              617,737
      Customer deposits                                                                       5,120,566            4,327,647
                                                                                           ------------          -----------
           Total current liabilities                                                          8,818,407            8,449,214

Deferred income taxes                                                                           152,630              152,630
                                                                                           ------------          -----------
           Total liabilities                                                                  8,971,037            8,601,844
                                                                                           ------------          -----------

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, $.10 par value, 500,000
         shares authorized, none issued                                                               -                    -
     Common stock, $.10 par value, 10,000,000
         shares authorized;  5,364,907 shares issued                                            536,491              536,491
     Additional paid in capital                                                               8,709,585            8,719,130
     Retained earnings                                                                       29,997,025           29,732,071
     Accumulated other comprehensive income                                                     104,438               77,788
     Less treasury stock at cost, 1,325,775 and
          1,334,361 shares, respectively, in 2005 and 2004                                   (7,676,780)          (7,691,853)
                                                                                           ------------          -----------
           Total stockholders' equity                                                        31,670,759           31,373,627
                                                                                           ------------          -----------
           Total liabilities and stockholders' equity                                     $  40,641,796         $ 39,975,471
                                                                                           ============          ===========

                              NOBILITY HOMES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                                                Three Months Ended
                                                                                ------------------
                                                                         February 5,          January 31,
                                                                             2005                 2004
                                                                       -----------------    -----------------

Net sales                                                                 $  11,511,134         $ 10,198,241

Cost of goods sold                                                           (8,299,701)          (7,611,701)
                                                                           ------------          -----------

      Gross profit                                                            3,211,433            2,586,540

Selling, general and administrative expenses                                 (1,792,870)          (1,584,529)
                                                                           ------------          -----------

      Operating income                                                        1,418,563            1,002,011
                                                                           ------------          -----------

Other income:
    Interest income                                                             128,118               88,461
    Undistributed earnings in joint venture -  Majestic 21                       84,579               71,002
    Miscellaneous income                                                          1,520               29,407
                                                                           ------------          -----------
                                                                                214,217              188,870
                                                                           ------------          -----------

Income before provision for income taxes                                      1,632,780            1,190,881

Provision for income taxes                                                     (560,000)            (407,000)
                                                                           ------------          -----------

      Net income                                                              1,072,780              783,881

Other comprehensive income, net of tax:
    Unrealized investment gain                                                   26,650               19,076
                                                                           ------------          -----------

    Comprehensive income                                                  $   1,099,430         $    802,957
                                                                           ============          ===========

Average shares outstanding
    Basic                                                                     4,034,994            4,010,255
    Diluted                                                                   4,147,145            4,063,875

Earnings per share
    Basic                                                                 $        0.27         $       0.19
    Diluted                                                               $        0.26         $       0.19

Cash dividends paid per common share                                      $        0.20         $       0.10